Exhibit (C)(5)

Goldfinch Supplemental Analyses Strictly Private and Confidential Goldman Sachs & Co. LLC November 27, 2017

Disclaimer These materials have been prepared and are provided by Goldman Sachs on a confidential basis solely for the information and assistance of the special committee of the Board of Directors (the “Special Committee”) of Goldfinch (the “Company”) in connection with its consideration of the matters referred to herein. These materials and Goldman Sachs’ presentation relating to these materials (the “Confidential Information”) may not be disclosed to any third party or circulated or referred to publicly or used for or relied upon for any other purpose without the prior written consent of Goldman Sachs. The Confidential Information was not prepared with a view to public disclosure or to conform to any disclosure standards under any state, federal or international securities laws or other laws, rules or regulations, and Goldman Sachs does not take any responsibility for the use of the Confidential Information by persons other than those set forth above. Notwithstanding anything in this Confidential Information to the contrary, the Company may disclose to any person the US federal income and state income tax treatment and tax structure of any transaction described herein and all materials of any kind (including tax opinions and other tax analyses) that are provided to the Company relating to such tax treatment and tax structure, without Goldman Sachs imposing any limitation of any kind. The Confidential Information has been prepared by the Investment Banking Division of Goldman Sachs and is not a product of its research department. Goldman Sachs and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. 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The Confidential Information has been prepared based on historical financial information, forecasts and other information obtained by Goldman Sachs from publicly available sources, the management of the Company or other sources (approved for our use by the Company in the case of information from management and non-public information). In preparing the Confidential Information, Goldman Sachs has relied upon and assumed, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by us, and Goldman Sachs does not assume any liability for any such information. Goldman Sachs does not provide accounting, tax, legal or regulatory advice. 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Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses, and Goldman Sachs does not assume responsibility if future results are materially different from those forecast. The Confidential Information does not address the underlying business decision of the Company to engage in any transaction, or the relative merits of any transaction or strategic alternative referred to herein as compared to any other transaction or alternative that may be available to the Company. The Confidential Information is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Goldman Sachs as of, the date of such Confidential Information and Goldman Sachs assumes no responsibility for updating or revising the Confidential Information based on circumstances, developments or events occurring after such date. The Confidential Information does not constitute any opinion, nor does the Confidential Information constitute a recommendation to the Special Committee, any security holder of the Company or any other person as to how to vote or act with respect to any transaction or any other matter. The Confidential Information, including this disclaimer, is subject to, and governed by, any written agreement between the Company, the Board and/or any committee thereof, on the one hand, and Goldman Sachs, on the other hand. 1

Table of Contents I. IFRS NAV Valuation of Goldfinch II. Overview of Blue Jay’s External Management Agreement III. Shareholder Overlap in Precedent REIT Transactions IV. Shareholder Overlap Between Goldfinch and Blackbird V. Mall Peers’ Implied Cap Rates Over Time VI. Mall Peers’ Multiple Bridges 2

I. IFRS NAV Valuation of Goldfinch

INVESTMENT BANKING DIVISION

Goldman Sachs

# Blue Jay IFRS NAV Valuation of Goldfinch

| | 30-Sep-2017 | | | 30-Sep-2016 | | | 31-Dec-2015 | | |
|---|---|---|---|---|---|---|---|---|---|
| | Discount Rate | Terminal Capitalization Rate | Investment Horizon (Years) | Discount Rate | Terminal Capitalization Rate | Investment Horizon (Years) | Discount Rate | Terminal Capitalization Rate | Investment Horizon (Years) |
| **Unconsolidated Properties** | | | | | | | | | |
| United States | 6.9 % | 5.5 % | 10 | 7.5 % | 5.9 % | 10 | 7.4 % | 5.8 % | 10 |
| **NOI at Share (Latest Quarter Annualized)** | | | **$ 656** | | | **$ 640** | | | **$ 668** |
| | | | *Implied Cap Rate* | | | *Implied Cap Rate* | | | *Implied Cap Rate* |
| Value of Operating Real Estate | | $ 12,905 | 5.1 % | | $ 12,336 | 5.2 % | | $ 12,521 | 5.3 % |
| (+) Net Non-Real Estate Assets (Excluding Warrants) | | 470 | | | 668 | | | 625 | |
| (+) Value of Warrants in Goldfinch | | 953 | | | 1,397 | | | 1,364 | |
| (-) Debt Obligations | | (5,545) | | | (5,341) | | | (5,722) | |
| (-) Non-Controlling Interest | | (148) | | | (208) | | | (209) | |
| **Equity Attributable to Unitholders (Including Warrants)** | | **$ 8,635** | | | **$ 8,852** | | | **$ 8,579** | |
| **Equity Attributable to Unitholders (Excluding Warrants)** | | **$ 7,682** | | | **$ 7,455** | | | **$ 7,215** | |
| # of Units of Goldfinch Owned (Including Warrants)[1] | | 324.1 | | | 326.3 | | | 325.0 | |
| # of Units of Goldfinch Owned (Excluding Warrants)[2] | | 256.7 | | | 260.3 | | | 259.7 | |
| **Implied Equity Value per Share (Including Warrants)** | | **$ 26.65** | | | **$ 27.13** | | | **$ 26.39** | |
| **Implied Equity Value per Share (Excluding Warrants)** | | **$ 29.93** | | | **$ 28.64** | | | **$ 27.79** | |
| **Stated Equity Value per Share[3]** | | **~$30.00** | | | **NA** | | | **NA** | |

*Source: Company filings*
*Note: Full year 2015 figures shown due to different reporting method prior to 31-Dec-2015.*
*[1] # of units of Goldfinch owned as of 30-Sep-2017 based on Blue Jay fully diluted stake of 34.4% and 942.0mm fully diluted Goldfinch units outstanding as of 30-Sep-2017; as of 30-Sep-2016 based on Blue Jay fully diluted stake of 34% and 959.7mm fully diluted Goldfinch units outstanding as of 30-Sep-2016; and as of 31-Dec-2015 based on Blue Jay fully diluted stake of 34% and 956.0mm fully diluted Goldfinch units outstanding as of 31-Dec-2015.*
*[2] # of units of Goldfinch owned as of 30-Sep-2017 based on Blue Jay interest of 29.0% excluding warrants and 885.1mm fully diluted Goldfinch units outstanding excluding units from warrant conversion as of 30-Sep-2017; as of 30-Sep-2016 based on Blue Jay interest of 29.0% excluding warrants and 897.5mm fully diluted Goldfinch units outstanding excluding units from warrant conversion as of 30-Sep-2016; and as of 31-Dec-2015 based on Blue Jay interest of 29.0% excluding warrants and 895.37mm fully diluted Goldfinch units outstanding excluding units from warrant conversion as of 31-Dec-2015.*
*[3] Per Q3 2017 earnings call transcript. Equity value per share not disclosed prior to Q3 2017 earnings call.*

IFRS NAV Valuation of Goldfinch 4

INVESTMENT BANKING DIVISION

Goldman Sachs

# Goldfinch IFRS Property Valuation Comparison

## 3Q 2017 vs. 3Q 2016 | at 100%

**Same Store Weighted Average Cap Rate[1]**

| Classification | 3Q 2017 | 3Q 2016 | Delta |
|---|---|---|---|
| Under $400 Sales per SF Malls | 9.31 % | 7.03 % | 2.29 % |
| $400-600 Sales per SF Malls | 5.66 % | 5.26 % | 0.40 % |
| $600-800 Sales per SF Malls | 4.29 % | 4.69 % | (0.39)% |
| $800+ Sales per SF Malls | 3.52 % | 3.79 % | (0.27)% |
| Urban Retail | 3.58 % | 2.58 % | 0.99 % |
| International / Other | NA | NA | NA |
| **Overall** | **5.06 %** | **5.01 %** | **0.05 %** |

**Same Store Median Cap Rate[1]**

| Classification | 3Q 2017 | 3Q 2016 | Delta |
|---|---|---|---|
| Under $400 Sales per SF Malls | 9.27 % | 6.93 % | 2.34 % |
| $400-600 Sales per SF Malls | 5.78 % | 5.33 % | 0.46 % |
| $600-800 Sales per SF Malls | 4.37 % | 4.62 % | (0.25)% |
| $800+ Sales per SF Malls | 3.48 % | 3.87 % | (0.39)% |
| Urban Retail | 3.22 % | 2.20 % | 1.02 % |
| International / Other | NA | NA | NA |
| **Overall** | **5.51 %** | **5.16 %** | **0.35 %** |

**Same Store IFRS Property Value (At Share; $mm)**

| Classification | 3Q 2017 | 3Q 2016 | Delta |
|---|---|---|---|
| Under $400 Sales per SF Malls | $ 4,975 | $ 6,596 | (24.58)% |
| $400-600 Sales per SF Malls | 11,847 | 12,284 | (3.56)% |
| $600-800 Sales per SF Malls | 15,067 | 13,202 | 14.13 % |
| $800+ Sales per SF Malls | 8,550 | 8,062 | 6.04 % |
| Urban Retail | 2,466 | 2,061 | 19.67 % |
| International / Other | 107 | 94 | 14.10 % |
| **Overall** | **$ 43,011** | **$ 42,299** | **1.68 %** |

*Source: IFRS valuation information provided by Company Management. Cap Rates calculated based of FY budgeted NOI and IFRS property valuations.*
*[1] For properties valued using DCF methodology in both periods (100 of 130 in same store set); NOI not provided for properties in "market" valuations*

IFRS NAV Valuation of Goldfinch 5

II. Overview of Blue Jay’s External Management Agreement

Goldman Sachs
INVESTMENT BANKING DIVISION

# Blue Jay's MSA Payments to Blackbird

## ($ in millions, except per share data)

**Impact of a potential acquisition on MSA payments would be dependent on a) how the acquisition is financed b) pro forma distributions**

Per the Master Services Agreement (MSA) with Blackbird, Blue Jay pays the below fees:

- **Base Management Fee:** 0.5% p.a. of total capitalization subject to an annual minimum of $50mm plus annual inflation adjustments
- **Equity Enhancement Distribution (EED):** 1.25% p.a. of the increase in current total capitalization vs. capitalization as of 15-Apr-2013 (immediately post-spin); reduced by amount by which base management fee exceeds $50mm p.a.
- **Incentive Distribution:** 15% of regular annual distributions between $1.10 and $1.20 per share and 25% of regular distributions over $1.20

**Fees increase as capitalization and distributions increase. As the sole owner of Blue Jay GP, Blackbird would determine Blue Jay's distributions, as well as acquisition activity that could increase capitalization**

### Illustrative 3Q 2017 Management Fee Annualized Calculation

| | Status Quo | | | Pro Forma for Goldfinch (Conservative Case)[1] | | |
|---|---|---|---|---|---|---|
| | # of Units | Price ($) | Amount ($) | # of Units | Price ($) | Amount ($) |
| Initial Market Value of Blue Jay Units | 466.3 | $ 21.91 | $ 10,218 | 466.3 | $ 21.91 | $ 10,218 |
| Preferred Shares | | | 1,275 | | | 1,275 |
| Recourse Debt, Net of Cash | | | (25) | | | (25) |
| **Initial Capitalization (A)** | | | **$ 12,743** | | | **$ 12,743** |
| Current Market Value of Blue Jay Units | 703.5 | $ 22.58 | $ 16,417 | 1,015.4 | $ 22.58 | $ 22,927 |
| Preferred Shares | | | 3,065 | | | [3,368] |
| Recourse Debt, Net of Cash | | | 1,537 | | | [968] |
| **Current Capitalization (B)** | | | **$ 24,084** | | | **$ 30,630** |
| Base Management Fee (B x 0.5%) (C) | | | $ 120.4 | | | $ 153.1 |
| Fee on Increased Market Capitalization ((B-A) x 1.25%) | | | 141.8 | | | 223.6 |
| Less: Excess Base Managemt Fee Over Minimum (C - $50mm) | | | 70.4 | | | 103.1 |
| Equity Enhanced Distribution (D) | | | 71.3 | | | 120.4 |
| Available Creditable Operating Payments[2] (E) | | | (9.0) | | | (9.0) |
| **Total Management Fee (C+D+E)** | | | **$ 182.8** | | | **$ 264.6** |

### Illustrative 3Q 2017 Incentive Distribution Annualized Calculation

| | Status Quo | | | Pro Forma for Goldfinch (Conservative Case)[1] | | |
|---|---|---|---|---|---|---|
| | Rate | Per Unit ($) | Amount ($) | Rate | Per Unit ($) | Amount ($) |
| Distribution per Year to Shareholders (A) | | $ 1.180 | $ 830.1 | | $ 1.180 | $ 1,198.1 |
| First Incentive Distribution to Blackbird | | | | | | |
| First Distribution Threshold (A - $1.10) | | $ 0.080 | $ 56.3 | | $ 0.080 | $ 81.2 |
| **15% Incentive Distribution (C)** | **15.0 %** | | **9.9** | **15.0 %** | | **12.2** |
| Second Incentive Distribution to Blackbird | | | | | | |
| Second Distribution Threshold (A - $1.25) | | - | - | | - | - |
| **25% Incentive Distribution (D)** | **25.0 %** | | **-** | **25.0 %** | | **-** |
| **Incentive Distributions (C+D)** | | | **9.9** | | | **12.2** |
| Less: Incentive Distribution Account Credits[3] | | | (9.9) | | | (12.2) |
| **Net Incentive Distribution Payable to Blackbird** | | | **-** | | | **-** |

*Source: Company filings, Blue Jay Offer dated 11-Nov-2017; Market data as of 24-Nov-2017*

*[1] Pro forma for Goldfinch analysis assumes 50% / 50% cash / stock transaction, with cash consideration funded by third party equity not managed by Blue Jay (most conservative case), that existing Goldfinch cash, preferred shares, and recourse debt are assumed by Blue Jay, and that Blue Jay distributions per unit remain constant post Goldfinch acquisition.*

*[2] The total fee is reduced by the amount of similar fees paid by Blue Jay for capital invested in Blackbird-sponsored funds.*

*[3] Specific reason for Incentive Distribution Account Credit not disclosed, but LP agreement provides that incentive distributions are reduced to the extent that any operating entity pays Blackbird any comparable performance or incentive distribution.*

Overview of Blue Jay's External Management Agreement
7

III. Shareholder Overlap in Precedent REIT Transactions

# Shareholder Overlap in Precedent REIT Deals

## Regency's Acquisition of Equity One (Announced Nov-2016)

## 100% Stock

INVESTMENT BANKING DIVISION

**EQY shareholders held ~89% of REG common shares prior to the transaction**

### Top 25 Institutional Shareholders of Equity One (Target)

| Institution | Style | AUM ($bn) | %OS Q3 '16 EQY | %OS Q3 '16 REG |
|---|---|---|---|---|
| Chaim Katzman (Chairman) | Strategic | $ 1.7 | 34.7 % | |
| Vanguard | Index | 2,287.7 | 9.9 | 15.0 |
| BlackRock Institutional Trust Company, N.A. | Index | 1,508.9 | 5.5 | 9.7 |
| Principal Global Investors (Equity) | Growth | 88.9 | 4.8 | 2.5 |
| CenterSquare Investment Management, Inc. | Sector Specific | 7.4 | 3.6 | 1.6 |
| State Street Global Advisors (US) | Index | 1,028.9 | 2.7 | 5.1 |
| APG Asset Management | Pension | 140.6 | 2.1 | 0.1 |
| JP Morgan Asset Management | GARP | 309.6 | 2.0 | 3.5 |
| Deutsche Asset & Wealth Management | Sector Specific | 14.7 | 1.9 | 1.2 |
| APG Asset Management US, Inc. | Pension | 12.5 | 1.7 | 4.6 |
| Shinko Asset Management Co., Ltd. | Other | 19.3 | 1.4 | 0.2 |
| Invesco Advisers, Inc. | GARP | 184.7 | 1.4 | 0.4 |
| Jennison Associates LLC | Growth | 100.6 | 1.4 | 0.5 |
| Nuveen Asset Management, LLC | Value | 20.1 | 1.2 | 1.5 |
| PGIM Real Estate | Income | 3.9 | 1.2 | 0.4 |
| T. Rowe Price | GARP | 533.6 | 1.2 | 4.0 |
| Northern Trust Investments, Inc. | Index | 207.5 | 1.1 | 1.2 |
| Eagle Asset Management, Inc. | Growth | 15.1 | 1.1 | |
| Morgan Stanley IM (US) | GARP | 69.1 | 1.0 | 3.3 |
| OppenheimerFunds, Inc. | GARP | 135.8 | 1.0 | 0.6 |
| Nuveen LLC | Pension | 268.1 | 0.9 | 0.9 |
| Millennium Management | Hedge Fund | 52.5 | 0.9 | 1.2 |
| Dimensional Fund Advisors | Quantitative | 308.7 | 0.8 | 1.2 |
| Wellington | Value | 439.1 | 0.7 | 0.7 |
| Norges Bank Investment Management (NBIM) | Pension | 549.7 | 0.6 | 0.5 |
| **Top 25 Institutional EQY Holders** | | | **85.0 %** | **60.0 %** |
| **% of REG Held by All Institutional EQY Holders** | | | | **88.7 %** |

### Top 25 Institutional Shareholders of Regency (Acquirer)

| Institution | Style | AUM ($bn) | %OS Q3 '16 REG | %OS Q3 '16 EQY |
|---|---|---|---|---|
| Vanguard | Index | $ 2,287.7 | 15.0 % | 9.9 % |
| BlackRock Institutional Trust Company, N.A. | Index | 1,508.9 | 9.7 | 5.5 |
| State Street Global Advisors (US) | Index | 1,028.9 | 5.1 | 2.7 |
| APG Asset Management US, Inc. | Pension | 12.5 | 4.6 | 1.7 |
| T. Rowe Price | GARP | 533.6 | 4.0 | 1.2 |
| JP Morgan Asset Management | GARP | 309.6 | 3.5 | 2.0 |
| Morgan Stanley IM (US) | GARP | 69.1 | 3.3 | 1.0 |
| CBRE Clarion Securities, L.L.C. | Sector Specific | 16.2 | 3.2 | 0.1 |
| Boston Partners | Value | 74.9 | 3.2 | |
| Principal Global Investors (Equity) | Growth | 88.9 | 2.5 | 4.8 |
| Daiwa Asset Management Co., Ltd. | GARP | 55.6 | 2.5 | 0.0 |
| Cohen & Steers | Sector Specific | 54.0 | 2.1 | |
| CenterSquare Investment Management, Inc. | Sector Specific | 7.4 | 1.6 | 3.6 |
| Nuveen Asset Management, LLC | Value | 20.1 | 1.5 | 1.2 |
| Dimensional Fund Advisors | Quantitative | 308.7 | 1.2 | 0.8 |
| Stein (Martin Edward Jr.) | Strategic | 0.1 | 1.2 | |
| Northern Trust Investments, Inc. | Index | 207.5 | 1.2 | 1.1 |
| Deutsche Asset & Wealth Management | Sector Specific | 14.7 | 1.2 | 1.9 |
| Millennium Management | Hedge Fund | 52.5 | 1.2 | 0.9 |
| Wells Fargo Advisors | Broker Dealer | 131.7 | 1.1 | 0.1 |
| PGGM Vermogensbeheer B.V. | Pension | 58.4 | 1.0 | |
| Nuveen LLC | Pension | 268.1 | 0.9 | 0.9 |
| Duff & Phelps Investment Management Company | Income | 7.8 | 0.9 | |
| Geode Capital Management, L.L.C. | Index | 221.4 | 0.8 | 0.5 |
| Standard Life Investments Ltd. | Growth | 59.2 | 0.8 | 0.6 |
| **Top 25 Institutional REG Holders** | | | **73.4 %** | **40.4 %** |
| **% of EQY Held by All Institutional REG Holders** | | | | **64.1 %** |

*Source: Thomson Reuters as of 30-Sep-2016*

Shareholder Overlap in Precedent REIT Transactions 9

Goldman Sachs

INVESTMENT BANKING DIVISION

# Shareholder Overlap in Precedent REIT Deals

## Cousins' Acquisition of Parkway (Announced Apr-2016)

## 100% Stock

**Parkway shareholders held ~84% of Cousins common shares prior to the transaction**

### Top 25 Institutional Shareholders of Parkway (Target)

| | | | %OS Q1 '16 | |
|---|---|---|---|---|
| **Institution** | **Style** | **AUM ($bn)** | **PKY** | **CUZ** |
| TPG Capital, L.P. | Strategic | $ 10.3 | 21.2 % | |
| Vanguard | Index | 2,075.8 | 11.3 | 14.9 |
| BlackRock Institutional Trust Company, N.A. | Index | 1,454.1 | 7.7 | 10.4 |
| Fidelity | GARP | 940.3 | 7.6 | 11.5 |
| Goldman Sachs Asset Management (US) | Growth | 113.0 | 3.3 | 0.1 |
| Madison International Realty | Strategic | 0.4 | 3.1 | |
| Metropolitan West Capital Management, LLC | Other | 9.7 | 2.6 | |
| Jennison Associates LLC | Growth | 101.7 | 2.5 | |
| Ceredex Value Advisors LLC | Value | 10.0 | 2.5 | |
| State Street Global Advisors (US) | Index | 958.6 | 2.5 | 3.4 |
| Lombardia Capital Partners, LLC | Other | 1.9 | 2.3 | |
| DePrince, Race & Zollo, Inc. | Income | 5.0 | 1.8 | |
| Thomas (James A) | Strategic | 0.0 | 1.8 | |
| Frontier Capital Management Company, LLC | GARP | 12.6 | 1.7 | |
| Weiss Multi-Strategy Advisers LLC | Hedge Fund | 2.0 | 1.5 | |
| JP Morgan Asset Management | GARP | 301.8 | 1.4 | 0.5 |
| PGIM Real Estate | Income | 3.9 | 1.4 | |
| Heistand (James R) | Strategic | 0.0 | 1.4 | |
| Invesco Advisers, Inc. | GARP | 177.8 | 1.4 | 9.9 |
| Fidelity Institutional Asset Management | GARP | 66.4 | 1.2 | 0.5 |
| Shinko Asset Management Co., Ltd. | Other | 16.4 | 1.2 | 3.1 |
| Victory Capital Management Inc. | Growth | 24.7 | 1.1 | |
| Northern Trust Investments, Inc. | Index | 191.6 | 1.1 | 1.5 |
| Dimensional Fund Advisors | Quantitative | 284.2 | 1.0 | 1.4 |
| Nuveen LLC | Pension | 259.5 | 1.0 | 1.6 |
| **Top 25 Institutional PKY Holders** | | | **85.6 %** | **58.6 %** |
| **% of CUZ Held by All Institutional PKY Holders** | | | | **84.3 %** |

### Top 25 Institutional Shareholders of Cousins (Acquirer)

| | | | %OS Q1 '16 | |
|---|---|---|---|---|
| **Institution** | **Style** | **AUM ($bn)** | **CUZ** | **PKY** |
| Vanguard | Index | $ 2,075.8 | 14.9 % | 11.3 % |
| Fidelity | GARP | 940.3 | 11.5 | 7.6 |
| BlackRock Institutional Trust Company, N.A. | Index | 1,454.1 | 10.4 | 7.7 |
| Invesco Advisers, Inc. | GARP | 177.8 | 9.9 | 1.4 |
| Morgan Stanley IM (US) | GARP | 67.9 | 3.8 | 0.0 |
| Lasalle Investment Management Securities, LLC | Sector Specific | 10.1 | 3.6 | |
| State Street Global Advisors (US) | Index | 958.6 | 3.4 | 2.5 |
| Shinko Asset Management Co., Ltd. | Other | 16.4 | 3.1 | 1.2 |
| LSV Asset Management | Value | 56.8 | 2.8 | |
| Cohen & Steers | Sector Specific | 52.4 | 2.4 | 0.1 |
| Nuveen LLC | Pension | 259.5 | 1.6 | 1.0 |
| Duff & Phelps Investment Management Company | Income | 6.9 | 1.5 | |
| Northern Trust Investments, Inc. | Index | 191.6 | 1.5 | 1.1 |
| Daiwa US-REIT Open B Course (CN) | Other | 5.2 | 1.5 | |
| Giornelli (Lillian Cousins) | Strategic | 0.0 | 1.4 | |
| Columbia Threadneedle (US) | Growth | 168.9 | 1.4 | 0.3 |
| Dimensional Fund Advisors | Quantitative | 284.2 | 1.4 | 1.0 |
| NFJ Investment Group LLC | Value | 17.2 | 1.3 | |
| Norges Bank Investment Management (NBIM) | Pension | 519.9 | 1.0 | 0.7 |
| Davis Selected Advisers, L.P. | GARP | 23.9 | 1.0 | |
| Charles Schwab Investment Management, Inc. | Index | 90.2 | 0.8 | 0.5 |
| Asset Management One USA Inc. | Hedge Fund | 6.7 | 0.8 | 0.2 |
| CF Foundation, Inc. | Strategic | 0.0 | 0.8 | |
| Geode Capital Management, L.L.C. | Index | 200.6 | 0.8 | 0.6 |
| Morgan Stanley & Co. LLC | Broker Dealer | 54.0 | 0.7 | 0.0 |
| **Top 25 Institutional CUZ Holders** | | | **83.1 %** | **37.1 %** |
| **% of PKY Held by All Institutional CUZ Holders** | | | | **55.6 %** |

*Source: Thomson Reuters as of 31-Mar-2016*

Shareholder Overlap in Precedent REIT Transactions

10

Goldman Sachs

INVESTMENT BANKING DIVISION

# Shareholder Overlap in Precedent REIT Deals

## Mid-America's Acquisition of Post Properties (Announced Aug-2016)

## 100% Stock

**Post Properties shareholders held ~83% of Mid-America's common shares prior to the transaction**

### Top 25 Institutional Shareholders of Post Properties (Target)

| | | | %OS Q2 '16 | |
|---|---|---|---|---|
| **Institution** | **Style** | **AUM ($bn)** | **PPS** | **MAA** |
| Vanguard | Index | $ 2,151.4 | 15.4 % | 14.5 % |
| BlackRock Institutional Trust Company, N.A. | Index | 1,444.9 | 8.6 | 8.6 |
| APG Asset Management | Pension | 131.9 | 7.9 | 0.0 |
| APG Asset Management US, Inc. | Pension | 12.8 | 7.8 | 1.2 |
| State Street Global Advisors (US) | Index | 964.2 | 4.4 | 4.6 |
| Janus Henderson Investors | Growth | 176.4 | 4.0 | 0.6 |
| Goldman Sachs Asset Management (US) | Growth | 112.0 | 3.5 | 2.8 |
| Fidelity | GARP | 945.4 | 3.2 | 4.4 |
| Invesco Advisers, Inc. | GARP | 178.9 | 2.8 | 3.9 |
| Nuveen Asset Management, LLC | Value | 19.5 | 2.5 | 0.0 |
| Nuveen LLC | Pension | 256.7 | 2.1 | 1.0 |
| Millennium Management | Hedge Fund | 39.9 | 1.7 | 0.0 |
| Heitman Real Estate Securities LLC | Sector Specific | 1.9 | 1.6 | |
| Dimensional Fund Advisors | Quantitative | 284.6 | 1.4 | 1.2 |
| Numeric Investors LLC | Value | 11.8 | 1.2 | 0.0 |
| Northern Trust Investments, Inc. | Index | 200.7 | 1.2 | 0.9 |
| CBRE Clarion Securities, L.L.C. | Sector Specific | 16.8 | 1.1 | |
| D. E. Shaw | Hedge Fund | 42.6 | 1.1 | 0.0 |
| Cohen & Steers | Sector Specific | 54.0 | 1.0 | 1.6 |
| Norges Bank Investment Management (NBIM) | Pension | 521.7 | 0.9 | 0.8 |
| Mellon Capital Management Corporation | Index | 154.7 | 0.9 | 0.5 |
| Charles Schwab Investment Management, Inc. | Index | 94.1 | 0.9 | 0.8 |
| Renaissance Tech. | Quantitative | 52.6 | 0.8 | 1.0 |
| Geode Capital Management, L.L.C. | Index | 203.2 | 0.8 | 0.7 |
| Goldman Sachs & Company, Inc. | Broker Dealer | 125.8 | 0.7 | 1.1 |
| **Top 25 Institutional PPS Holders** | | | **77.5 %** | **50.4 %** |
| **% of MAA Held by All Institutional PPS Holders** | | | | **82.7 %** |

### Top 25 Institutional Shareholders of Mid-America (Acquirer)

| | | | %OS Q2 '16 | |
|---|---|---|---|---|
| **Institution** | **Style** | **AUM ($bn)** | **MAA** | **PPS** |
| Vanguard | Index | $ 2,151.4 | 14.5 % | 15.4 % |
| BlackRock Institutional Trust Company, N.A. | Index | 1,444.9 | 8.6 | 8.6 |
| State Street Global Advisors (US) | Index | 964.2 | 4.6 | 4.4 |
| Fidelity | GARP | 945.4 | 4.4 | 3.2 |
| Shinko Asset Management Co., Ltd. | Other | 18.3 | 4.0 | 0.0 |
| Invesco Advisers, Inc. | GARP | 178.9 | 3.9 | 2.8 |
| Goldman Sachs Asset Management (US) | Growth | 112.0 | 2.8 | 3.5 |
| JP Morgan Asset Management | GARP | 299.7 | 2.3 | 0.3 |
| MFS Investment Management | Growth | 268.6 | 1.9 | 0.0 |
| Cohen & Steers | Sector Specific | 54.0 | 1.6 | 1.0 |
| Morgan Stanley IM (US) | GARP | 66.6 | 1.4 | 0.5 |
| AllianceBernstein L.P. | Growth | 133.5 | 1.3 | 0.1 |
| Deutsche Asset & Wealth Management | Sector Specific | 17.7 | 1.2 | |
| Dimensional Fund Advisors | Quantitative | 284.6 | 1.2 | 1.4 |
| APG Asset Management US, Inc. | Pension | 12.8 | 1.2 | 7.8 |
| Goldman Sachs & Company, Inc. | Broker Dealer | 125.8 | 1.1 | 0.7 |
| Nuveen LLC | Pension | 256.7 | 1.0 | 2.1 |
| Renaissance Tech. | Quantitative | 52.6 | 1.0 | 0.8 |
| Northern Trust Investments, Inc. | Index | 200.7 | 0.9 | 1.2 |
| City National Rochdale, LLC | Income | 11.4 | 0.9 | 0.0 |
| Charles Schwab Investment Management, Inc. | Index | 94.1 | 0.8 | 0.9 |
| Norges Bank Investment Management (NBIM) | Pension | 521.7 | 0.8 | 0.9 |
| Columbia Threadneedle (US) | Growth | 171.6 | 0.8 | 0.3 |
| Geode Capital Management, L.L.C. | Index | 203.2 | 0.7 | 0.8 |
| Fisher Investments | Value | 47.6 | 0.7 | |
| **Top 25 Institutional MAA Holders** | | | **63.7 %** | **56.6 %** |
| **% of PPS Held by All Institutional MAA Holders** | | | | **96.7 %** |

*Source: Thomson Reuters as of 30-Jun-2016*

Shareholder Overlap in Precedent REIT Transactions 11

INVESTMENT BANKING DIVISION

# Shareholder Overlap in Precedent Transactions

## BPY's Acquisition of BPO (Bid Announced Sep-2013)

## 33% Cash / 67% Stock Consideration

**Excluding Brookfield, BPO shareholders held ~4% of BPY common shares prior to the transaction**

### Top 25 Institutional Shareholders of BPO (Target)

| | | | %OS Q2 '13 | |
|---|---|---|---|---|
| Institution | Style | AUM ($bn) | BPO | BPY |
| Brookfield Asset Management, Inc. | Income | $ 3.4 | 50.1 % | 83.8 % |
| RBC Wealth Management, International | Insurance | 22.1 | 2.2 | 0.0 |
| RBC Global Asset Management Inc. | Value | 49.8 | 2.1 | 0.1 |
| Caisse de Depot Quebec | Pension | 64.4 | 1.5 | |
| CI Investments Inc. | Value | 27.3 | 1.1 | 1.0 |
| Bank of Nova Scotia | Insurance | 23.7 | 0.9 | |
| Letko, Brosseau & Associates Inc. | Value | 12.4 | 0.8 | |
| JP Morgan Asset Management | GARP | 193.3 | 0.8 | |
| BMO Asset Management Inc. | GARP | 22.0 | 0.7 | |
| Fidelity | GARP | 703.5 | 0.6 | |
| 1832 Asset Management L.P. | GARP | 33.5 | 0.6 | 0.0 |
| Connor, Clark & Lunn Investment Management Ltd. | Value | 10.5 | 0.5 | |
| Morgan Stanley IM (US) | GARP | 61.4 | 0.4 | 0.0 |
| Invesco Advisers, Inc. | GARP | 145.7 | 0.4 | |
| CenterSquare Investment Management, Inc. | Sector Specific | 4.2 | 0.4 | |
| TD Asset Management Inc. | GARP | 50.8 | 0.4 | 0.1 |
| Manulife Asset Management Accord (2015) Inc. | GARP | 3.9 | 0.4 | |
| BMO Nesbitt Burns Inc. | Growth | 21.8 | 0.3 | 0.0 |
| Norges Bank Investment Management (NBIM) | Pension | 433.5 | 0.3 | 0.0 |
| CIBC Asset Management Inc. | Value | 20.6 | 0.3 | 0.0 |
| Alberta Investment Management Corporation | Pension | 4.3 | 0.3 | |
| Guardian Capital LP | Growth | 7.2 | 0.3 | |
| British Columbia Investment Management Corp. | Pension | 35.0 | 0.3 | |
| Starwood Real Estate Securities | Hedge Fund | 0.6 | 0.3 | |
| Fidelity Institutional Asset Management | GARP | 55.2 | 0.2 | 0.0 |
| **Top 25 Institutional BPO Holders** | | | **66.3 %** | **85.1 %** |
| **% of BPY Held by All Institutional BPO Holders** | | | | **87.3 %** |
| **% of BPY Held by All Institutional BPO Holders Ex Brookfield** | | | | **3.5** |

### Top 25 Institutional Shareholders of BPY (Acquirer)

| | | | %OS Q2 '13 | |
|---|---|---|---|---|
| Institution | Style | AUM ($bn) | BPY | BPO |
| Brookfield Asset Management, Inc. | Income | $ 3.4 | 83.8 % | 50.1 % |
| CI Investments Inc. | Value | 27.3 | 1.0 | 4.2 |
| Goldman Sachs Financial Markets LP | Broker Dealer | 5.2 | 1.0 | |
| Credit Suisse Securities (USA) LLC | Broker Dealer | 75.1 | 0.2 | |
| Cockwell (Jack L) | Strategic | 0.4 | 0.2 | 0.0 |
| RBC Dominion Securities, Inc. | Other | 12.5 | 0.1 | 0.2 |
| Davis Selected Advisers, L.P. | GARP | 42.9 | 0.1 | |
| Neuberger Berman, LLC | GARP | 89.3 | 0.1 | 0.1 |
| Horizon Kinetics LLC | Growth | 6.9 | 0.1 | |
| Barometer Capital Management Inc. | Value | 0.7 | 0.1 | 0.1 |
| RBC Global Asset Management Inc. | Value | 49.8 | 0.1 | 2.1 |
| DePrince, Race & Zollo, Inc. | Income | 7.3 | 0.1 | |
| Invesco Canada Ltd. | Growth | 17.9 | 0.1 | 0.1 |
| Goldman Sachs & Company, Inc. | Broker Dealer | 78.3 | 0.1 | 0.0 |
| TD Asset Management Inc. | GARP | 50.8 | 0.1 | 0.4 |
| Davenport Asset Management | GARP | 4.5 | 0.1 | |
| Principal Global Investors (Equity) | Growth | 52.3 | 0.1 | |
| First Manhattan Company | Value | 14.0 | 0.1 | 0.0 |
| Greystone Investment Management, LLC | Specialty | 0.2 | 0.1 | |
| Manulife Asset Management Limited | Growth | 15.2 | 0.1 | 0.0 |
| Forward Management, LLC | Other | 1.9 | 0.0 | |
| Morgan Stanley Wealth Management | Growth | 95.7 | 0.0 | 0.0 |
| Markel-Gayner Asset Management Corp. | Growth | 2.8 | 0.0 | |
| Findlay Park Partners LLP | Growth | 8.0 | 0.0 | |
| Arbiter Partners Capital Management, LLC | Value | 0.4 | 0.0 | |
| **Top 25 Institutional BPY Holders** | | | **87.7 %** | **57.3 %** |
| **% of BPO Held by All Institutional BPY Holders** | | | | **54.3 %** |
| **% of BPO Held by All Institutional BPY Holders Ex Brookfield** | | | | **4.2** |

*Source: Company filings, Thomson Reuters as of 30-Jun-2013*
*Note: BPO and BPY adjusted to include non-traded unit ownership.*

Shareholder Overlap in Precedent REIT Transactions 12

IV. Shareholder Overlap Between Goldfinch and Blackbird

Goldman Sachs

# Shareholder Overlap Between Goldfinch and Blackbird

## As of 30-Jun-2017

INVESTMENT BANKING DIVISION

**Adjusted for Blackbird's exercise of warrants, Blackbird and its original Goldfinch investment partners or successor entities held ~39% of Goldfinch as of 30-Jun-2017**

### Top 25 Institutional Shareholders of Goldfinch

| Institution | Style | AUM ($bn) | %OS Q2 '17 Goldfinch | %OS Q2 '17 Blackbird |
|---|---|---|---|---|
| Blackbird* | Income | $ 13.5 | 34.2 % | |
| Vanguard | Index | 2,763.3 | 9.9 | 1.9 |
| BlackRock Institutional Trust Company, N.A. | Index | 1,837.2 | 4.7 | |
| State Street Global Advisors (US) | Index | 1,172.1 | 3.8 | 0.0 |
| Abu Dhabi Investment Authority | Pension | 9.3 | 3.6 | |
| Fidelity | GARP | 1,040.3 | 3.3 | 0.1 |
| Norges Bank Investment Management (NBIM) | Pension | 617.9 | 3.1 | 0.8 |
| Cohen & Steers | Sector Specific | 54.5 | 2.4 | |
| T. Rowe Price | GARP | 592.2 | 2.1 | 0.0 |
| CBRE Clarion Securities, L.L.C. | Sector Specific | 12.8 | 1.9 | |
| Morgan Stanley IM (US) | GARP | 62.2 | 1.8 | 0.0 |
| PGGM Vermogensbeheer B.V. | Pension | 64.3 | 1.7 | 0.3 |
| Invesco Advisers, Inc. | GARP | 188.0 | 1.6 | 0.1 |
| Future Fund Board of Guardians | Pension | 0.5 | 1.3 | |
| Lasalle Investment Management Securities, LLC | Sector Specific | 8.2 | 1.2 | |
| Deutsche Asset & Wealth Management | Sector Specific | 15.8 | 1.0 | |
| Dimensional Fund Advisors | Quantitative | 358.5 | 0.9 | 0.0 |
| Fidelity Institutional Asset Management | GARP | 73.5 | 0.9 | 2.4 |
| Nuveen LLC | Pension | 297.8 | 0.8 | 0.0 |
| CenterSquare Investment Management, Inc. | Sector Specific | 6.8 | 0.8 | |
| Alyeska Investment Group, L.P. | Hedge Fund | 10.8 | 0.8 | |
| Geode Capital Management, L.L.C. | Index | 289.9 | 0.8 | 0.0 |
| Northern Trust Investments, Inc. | Index | 233.2 | 0.7 | 0.1 |
| JP Morgan Asset Management | GARP | 324.1 | 0.7 | 0.1 |
| CI Investments Inc. | Value | 32.1 | 0.6 | 0.2 |
| **Top 25 Institutional Goldfinch Holders** | | | **84.5 %** | **5.9 %** |
| **Original Blackbird Partners / Successors** | | | **39.1** | |
| **% of Blackbird Held by All Institutional Goldfinch Holders** | | | | **36.3 %** |

### Top 25 Institutional Shareholders of Blackbird

| Institution | Style | AUM ($bn) | %OS Q2 '17 Blackbird | %OS Q2 '17 Goldfinch |
|---|---|---|---|---|
| RBC Global Asset Management Inc. | Value | $ 61.0 | 3.9 % | 0.3 % |
| Principal Global Investors (Equity) | Growth | 114.2 | 2.5 | 0.5 |
| Fidelity Institutional Asset Management | GARP | 73.5 | 2.4 | 0.9 |
| TD Asset Management Inc. | GARP | 65.1 | 1.9 | 0.0 |
| Vanguard | Index | 2,763.3 | 1.9 | 9.9 |
| RBC Dominion Securities, Inc. | Other | 31.4 | 1.9 | 0.0 |
| Beutel, Goodman & Company Ltd. | Value | 15.5 | 1.7 | |
| First Manhattan Company | Value | 17.2 | 1.7 | 0.0 |
| Cockwell (Jack L) | Strategic | 0.6 | 1.6 | |
| BMO Nesbitt Burns Inc. | Growth | 25.1 | 1.5 | 0.0 |
| Franklin Templeton Investments Corporation | Value | 12.2 | 1.3 | |
| CIBC World Markets Inc. | Broker Dealer | 21.9 | 1.2 | |
| RBC Wealth Management, International | Insurance | 17.6 | 1.2 | |
| Mackenzie Financial Corporation | Growth | 30.4 | 1.2 | 0.1 |
| BMO Asset Management Inc. | GARP | 44.1 | 1.1 | 0.0 |
| Manulife Asset Management Limited | Growth | 31.0 | 1.0 | 0.0 |
| TD Securities, Inc. | Broker Dealer | 30.0 | 1.0 | 0.0 |
| CIBC Asset Management Inc. | Value | 24.3 | 1.0 | 0.0 |
| Invesco Canada Ltd. | Growth | 17.8 | 0.9 | 0.0 |
| Mawer Investment Management Ltd. | GARP | 22.5 | 0.9 | 0.0 |
| GWL Investment Management Ltd. | Growth | 38.5 | 0.8 | 0.1 |
| SQ Advisors, LLC | Growth | 2.7 | 0.8 | |
| Norges Bank Investment Management (NBIM) | Pension | 617.9 | 0.8 | 3.1 |
| Flatt (J Bruce) | Strategic | 0.3 | 0.7 | |
| Neuberger Berman, LLC | GARP | 84.5 | 0.7 | 0.1 |
| **Top 25 Institutional Blackbird Holders** | | | **35.5 %** | **15.1 %** |
| **% of Goldfinch Held by All Institutional Blackbird Holders** | | | | **46.3 %** |

*Source: Company filings, Thomson Reuters as of 30-Jun-2017*
*Note: Red outline denotes original investor or successor entity to original investor alongside Blackbird in Goldfinch bankruptcy.*
** Adjusted for exercise of warrants following 3Q 2017 which resulted in total Blackbird ownership of Goldfinch of 34.4%.*

Shareholder Overlap Between Goldfinch and Blackbird 14

V. Mall Peers’ Implied Cap Rates Over Time

Green Street Implied Cap Rates Over Time Goldfinch vs. Peers | Last Five Years 7.0% Current Current Nominal Implied Average Implied Cap Rate Cap Rate Cap Rate 3M YTD 3Y 5Y 6.5% Goldfinch 5.37% 5.89% 6.18% 6.01% 5.47% 5.51% MAC 5.00 5.52 5.89 5.72 5.09 5.25 SPG 5.13 6.16 6.10 5.93 5.28 5.26 6.16% TCO 4.42 5.61 5.85 5.52 5.15 5.25 6.0% 5.89% 5.61% 5.5% 5.52% 5.0% 4.5% Goldfinch MAC SPG TCO 4.0% Nov-2012 Nov-2013 Nov-2014 Nov-2015 Nov-2016 Nov-2017 Average 2012 2013 2014 2015 2016 2017 Goldfinch 5.60% 5.60% 5.49% 5.19% 5.31% 5.99% MAC 5.73 5.52 5.37 4.73 4.93 5.70 SPG 5.19 5.23 5.23 4.98 5.05 5.89 TCO 5.21 5.39 5.37 5.03 4.99 5.47 Source: Green Street Advisors; Market data as of 22-Nov-2017 (latest date available) Mall Peers’ Implied Cap Rates Over Time 16

VI. Mall Peers’ Multiple Bridges

Goldfinch Multiples Bridges P / FFO: Rolling Multiple Chart vs. CSC Rolling Multiple Chart Delta CSC Price Price $ 23.35 - $ 23.35 FFO NTM FFO $ 1.61 Delta $ 0.00 2018E FFO $ 1.61 Multiple P / NTM FFO 14.5 x Delta (0.0)x P / 2018E FFO 14.5 x EV / 2018E EBITDA vs. P / 2018E FFO: CSC Enterprise Value Market Cap $ 22,730.7 $ 22,730.7 Total Debt 19,004.8 Preferred Equity 302.6 Minority Interest - Cash (1,094.4) Enterprise Value $ 40,943.7 Earnings 2018E FFO $ 1,566.3 Delta $ 725.5 2018E EBITDA $ 2,291.8 Multiple P / 2018E FFO 14.5 x EV / 2018E EBITDA 17.9 x Source: Bloomberg, CapIQ, and IBES; Market data as of 24-Nov-2017 Mall Peers’ Multiple Bridges 18

Macerich Multiples Bridges P / FFO: Rolling Multiple Chart vs. CSC Rolling Multiple Chart Delta CSC Price Price $ 64.26 - $ 64.26 FFO NTM FFO $ 4.10 Delta $(0.01) 2018E FFO $ 4.11 Multiple P / NTM FFO 15.7 x Delta 0.1 x P / 2018E FFO 15.6 x EV / 2018E EBITDA vs. P / 2018E FFO: CSC Enterprise Value Market Cap $ 9,768.5 $ 9,768.5 Total Debt 7,670.1 Preferred Equity - Minority Interest - Cash (71.1) Enterprise Value $ 17,367.5 Earnings 2018E FFO $ 625.1 Delta $ 313.4 2018E EBITDA $ 938.5 Multiple P / 2018E FFO 15.6 x EV / 2018E EBITDA 18.5 x Source: Bloomberg, CapIQ, and IBES; Market data as of 24-Nov-2017 Mall Peers’ Multiple Bridges 19

Simon Multiples Bridges P / FFO: Rolling Multiple Chart vs. CSC Rolling Multiple Chart Delta CSC Price Price $ 158.00 - $ 158.00 FFO NTM FFO $ 12.08 Delta $(0.08) 2018E FFO $ 12.17 Multiple P / NTM FFO 13.1 x Delta 0.1 x P / 2018E FFO 13.0 x EV / 2018E EBITDA vs. P / 2018E FFO: CSC Enterprise Value Market Cap $ 57,870.5 $ 57,870.5 Total Debt 30,341.1 Preferred Equity 65.4 Minority Interest - Cash (508.4) Enterprise Value $ 87,768.5 Earnings 2018E FFO $ 4,455.7 Delta $ 2,201.1 2018E EBITDA $ 6,656.7 Multiple P / 2018E FFO 13.0 x EV / 2018E EBITDA 13.2 x Source: Bloomberg, CapIQ, and IBES; Market data as of 24-Nov-2017 Mall Peers’ Multiple Bridges 20

Taubman Multiples Bridges P / FFO: Rolling Multiple Chart vs. CSC Rolling Multiple Chart Delta CSC Price Price $ 56.55 - $ 56.55 FFO NTM FFO $ 3.84 Delta $(0.01) 2018E FFO $ 3.86 Multiple P / NTM FFO 14.7 x Delta 0.1 x P / 2018E FFO 14.7 x EV / 2018E EBITDA vs. P / 2018E FFO: CSC Enterprise Value Market Cap $ 4,888.3 $ 4,888.3 Total Debt 4,610.6 Preferred Equity 362.5 Minority Interest - Cash (37.8) Enterprise Value $ 9,823.6 Earnings 2018E FFO $ 333.2 Delta $ 206.4 2018E EBITDA $ 539.7 Multiple P / 2018E FFO 14.7 x EV / 2018E EBITDA 18.2 x Source: Bloomberg, CapIQ, and IBES; Market data as of 24-Nov-2017 Mall Peers’ Multiple Bridges 21